[Letterhead of Eaton & Van Winkle LLP]

                                December 12, 2007

Jade Art Group Inc.
35, Baita Zhong Road, Yujiang County,
Jiangxi Province, People's Republic of China 335200

      Re: Form S-8 Registration Statement

To the Board of Directors:

      We have acted as special counsel to Jade Art Group Inc. f/k/a Vella Productions Inc., a Nevada corporation (the "Registrant") in connection with its Registration Statement on Form S-8 (the "Registration Statement") being filed with the Securities and Exchange Commission (the "SEC") relating to the resale of an aggregate of 5,000,000 shares of the common stock, par value $.001 per share, of the Registrant (the "Shares"), issued to the individuals listed below, as consultants to the Registrant, pursuant to that consulting arrangement (collectively, the "Consulting Agreements") set opposite their respective names:

      Consultant                  Document
      -------------               ----------------------------------------------
      Jin-Jun Xiong               o Consulting Agreement, dated as of October
                                    8, 2007 and amended as of December 6, 2007, between Jin-Jun Xiong and the Registrant

      Yun Ding                    o Consulting Agreement, dated as of October
                                    8, 2007 and amended as of December 6, 2007, between Yun Ding and the Registrant

      Jiao-Mei Wu                 o Consulting Agreement, dated as of October
                                    8, 2007 and amended as of December 6, 2007, between Jiao-Mei Wu and the Registrant

      Shuang-Hua Xu               o Consulting Agreement, dated as of October
                                    8, 2007 and amended as of December 6, 2007, between Shuang-Hua Xu and the Registrant

      In rendering the opinions expressed below, we have examined originals or copies, satisfactory to us, of (i) the Registration Statement, (ii) the Registrant's Amended and Restated Articles of Incorporation, (iii) the Registrant's By-laws, (iv) resolutions of the Registrant's board of directors approving the Consulting Agreements (items (ii) through (v) will be referred to collectively as the "Organizational Documents") and (v) the Consulting Agreements. We have also reviewed such other matters of law and examined and

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Jade Art Group Inc.
December 12, 2007
Page 2 of 2

relied upon all such corporate records and all such agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of documents submitted to us as copies. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates, oaths and declarations of officers or other representatives of the Registrant.

      Our opinion is limited to the date hereof and we do not in any event undertake to advise you of any facts or circumstances occurring or coming to our attention subsequent to the date hereof. Whenever any opinion of ours refers to or includes the performance of any obligation or the issuance of any instrument or certificate after the date hereof, it is based on our assumption that: (a) all relevant facts and circumstances will be the same at such future time as we believe them to be on the date hereof (except as noted in the next clause (b));
(b) each party will have taken all future or further actions necessary or appropriate thereto; and (c) no changes will have occurred in any of the Registration Statement, the Consulting Agreements, the Organizational Documents, or other relevant certificates and documents, applicable law, trade usage or course of dealings.

      Finally, we are counsel admitted to practice only in the State of New York, and we express no opinions as to the applicable laws of any jurisdiction other than those of the State of New York, the United States of America and the general corporation laws under Chapter 78 of the Nevada Revised Statutes.

      Based upon and subject to the foregoing, we are of the opinion that the Shares to be issued pursuant to the Consulting Agreements will be, when issued pursuant to the provisions of the Consulting Agreements, validly issued, fully paid and non-assessable.

      We hereby consent to the filing of a copy of this opinion as an exhibit to the Registrant's Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 (the "Act"), the rules and regulations of the SEC promulgated thereunder or Item 509 of Regulation S-B promulgated under the Act.

                                                 Very truly yours,


                                                 /s/ Eaton & Van Winkle LLP

                                                 Eaton & Van Winkle LLP